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                                                                    Exhibit 2.1


                            BUSINESS COMBINATION AGREEMENT

THIS BUSINESS COMBINATION AGREEMENT dated as of the 16th day of February, 2000.
BETWEEN:
                  MED-EMERG INTERNATIONAL INC., a corporation incorporated under the laws of Ontario (hereinafter referred to as "MEII")
                                       - and -
                  LASER REJUVENATION CLINICS LTD., a corporation incorporated under the laws of Alberta (hereinafter referred to as "LRC")
                                       - and -
                  HOWARD COREN, an individual of the City of Calgary, Province of Alberta (hereinafter referred to as "Coren")
                                       - and -
                  TOM WOO, an individual of the City of Calgary, Province of Alberta (hereinafter referred to as "Woo") (Coren and Woo are hereinafter referred to as the "Principal Shareholders")


WITNESSES THAT:
     WHEREAS MEII intends to make an offer to purchase all of the issued and outstanding securities of LRC in accordance with the provisions hereof;
     AND WHEREAS the Principal Shareholders have agreed to tender all of their securities of LRC to MEII's offer in accordance with the provisions hereof and the Lock-Up Agreement;
     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby covenant and agree as follows:
                                     ARTICLE 1
                          DEFINITIONS AND INTERPRETATION

        SECTION 1.1 DEFINITIONS: In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms shall have the following meanings:

(a) "ABCA" means the BUSINESS CORPORATIONS ACT (Alberta), chapter B-15, as amended;

(b) "AGREEMENT" means this Business Combination Agreement, including the schedules, annexes and exhibits hereto, as the same may be supplemented or


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                amended from time to time and the expressions "Article",
                "Section", "subsection", "Exhibit" and "Schedule" followed by a number or letter means and refers to the specified Article, Section, subsection, Exhibit or Schedule of this Agreement;

(c)             "ASC" means the Alberta Securities Commission;

(d)             "ASE" means The Alberta Stock Exchange;

(e) "BEST OF LRC'S KNOWLEDGE" means the knowledge of the LRC officers listed in Schedule 1.1(e), after due inquiry and investigation;

(f) "BEST OF MEII'S KNOWLEDGE" means the knowledge of the MEII officers listed in Schedule 1.1(f), after due inquiry and investigation;

(g) "BEST OF THE PRINCIPAL SHAREHOLDERS' KNOWLEDGE" means the knowledge of Coren and Woo, each after due inquiry and investigation;

(h)             "BSE" means the Boston Stock Exchange;

(i) "BUSINESS DAY" means a day that is not a Saturday, Sunday or statutory holiday in the Province of Ontario or the Province of Alberta;

(j)             "CDNX" means the Canadian Venture Exchange;

(k) "CHARTER DOCUMENTS" means the articles and by-laws of a corporation;

(l)             "ITA" means the INCOME TAX ACT (Canada), as amended;

(m) "INTERIM LRC FINANCIAL STATEMENTS" means the interim unaudited financial statements of LRC, together with the notes thereto, for the three months ended September 30, 1999;

(n) "INTERIM MEII FINANCIAL STATEMENTS" means the interim unaudited financial statements of MEII, together with the notes thereto, for the nine months ended September 30, 1999;

(o) "LRC ANNUAL REPORT" means the annual report of LRC for the financial year ended June 30, 1999;

(p) "LRC ASSETS" means the assets, property and undertaking of LRC and the LRC Subsidiaries;

(q) "LRC DISCLOSURE SCHEDULE" means the schedule attached hereto and identified as Schedule 1.1(q);


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(r)             "LRC COVENANT SCHEDULE" means the schedule attached hereto and identified as Schedule 1.1(r);

(s) "LRC FINANCIAL STATEMENTS" mean the audited consolidated financial statements of LRC, together with the notes thereto, for the financial years ended June 30, 1998 and June 30, 1999;

(t) "LRC OPTIONS" means outstanding options to purchase an aggregate of 1,145,200 LRC Shares at prices ranging from $0.15 to $1.38 per share;

(u) "LRC PRESS RELEASES" means press releases of LRC issued since December 31, 1998;

(v)             "LRC SECURITIES" means LRC Shares and LRC Options;

(w) "LRC SHARES" means the common shares of LRC, as the same are constituted on the date hereof;

(x)             "LRC SUBSIDIARIES" means the companies listed in Schedule
                1.1(x);

(y)             "LOCK-UP AGREEMENT" has the meaning ascribed thereto in Section
                2.2;

(z) "MATERIAL ADVERSE CHANGE" means any change (or any condition, event or development involving a prospective change) in the business, operations, affairs, assets, liabilities (including any contingent liability that may arise through outstanding, pending or threatened litigation or otherwise), capitalization, financial condition, licences, permits, rights or privileges or prospects of a Person which could reasonably be expected to materially and adversely affect such Person;

(aa) "MATERIAL FACT", "MATERIAL CHANGE" and "MISREPRESENTATION" are used as defined under the SECURITIES ACT (Ontario);

(bb) "MEII ANNUAL REPORT" means the annual report of MEII for the financial year ended December 31, 1998;

(cc) "MEII ASSETS" means the assets, property and undertakings of MEII and the MEII Subsidiaries;

(dd) "MEII FINANCIAL STATEMENTS" means the audited financial statements of MEII, together with the notes thereto, for the financial years ended December 31, 1997 and December 31, 1998;

(ee) "MEII PRESS RELEASES" means press releases of MEII issued since December 31, 1998;

(ff)            "MEII SECURITIES" means the MEII Shares and the Series C
                Warrants;


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(gg)            "MEII SHARES" means the common shares of MEII, as the same are constituted on the date hereof;

(hh)            "MEII SUBSIDIARIES" means the companies listed in Schedule
                1.1(hh);

(ii) "NASDAQ" means the National Association of Securities Dealers Automated Quotation System Inc.;

(jj) "NON-ARM'S LENGTH TRANSACTIONS" means transactions between Persons that are not dealing with each other at "arm's length", within the meaning of such term in the ITA;

(kk)            "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), R.S.O.
                1990, c.B.16, as amended;

(ll)            "OFFER" has the meaning ascribed thereto in Section 2.1;

(mm)            "OSC" means the Ontario Securities Commission;

(nn) "PERSON" means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof, and "PERSONS" means more than one Person;

(oo)            "SEC" means the United States Securities and Exchange
                Commission;

(pp) "SECOND TRANCHE" has the meaning ascribed thereto in the Escrow Agreement between MEII, the Principal Shareholders, Rena Nathanail and Olympia Trust Company dated February 16, 2000;

(qq) "SERIES C WARRANTS" means non-assignable, redeemable Series C warrants of MEII, such that one Series C warrant entitles the holder thereof to acquire one MEII Share at an exercise price of US $3.00 per share for a period of three years from the date of issue of such warrants, and attached hereto as Schedule (qq) is the form of the certificate relating to such warrants;

(rr) "SUBSIDIARY" means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the directors thereof, whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a Subsidiary;

(ss)            "TAKE-OVER BID CIRCULAR" has the meaning ascribed thereto in
                Section 2.3;

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(tt)            "Y2K COMPLIANCE" means that:

      (i) the functions, calculations, and other computing processes of the software used by LRC in its business (the "Software") (collectively, the "Processes") performs in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to such Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

     (ii) the Software accepts, stores, sorts, extracts, sequences and otherwise manipulates date inputs and date values, and returns and displays date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

    (iii) the Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Software, whether before, on, or after January 1, 2000;

     (iv) the Software accepts and responds to two (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

      (v) the Software displays, prints, and provides electronic output of date information in ways that are unambiguous as to the determination of the century; and

     (vi) the Software has been tested by LRC to determine whether it is Y2K compliant or it has been represented to LRC that the Software is Y2K compliant; and

(uu) "YFMC CIRCULAR" means the take-over bid circular dated November 4, 1999 and the related information circular (prepared in connection with a meeting of the shareholders of MEII) dated October 8, 1999 relating to MEII's offer to acquire all of the outstanding securities of YFMC Healthcare Inc.

SECTION 1.2 CURRENCY. All amounts of money that are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

SECTION 1.3 INTERPRETATION NOT AFFECTED BY HEADINGS. The division of this Agreement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the provisions of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and the schedules hereto as a whole and not to any particular article,


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     section, subsection, paragraph or subparagraph hereof and include any agreement or instrument supplementary or ancillary hereto.

SECTION 1.4 NUMBER AND GENDER Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa and words importing the use of either gender shall include both genders and the neuter and words importing persons shall include firms and corporations.

SECTION 1.5 DATE FOR ANY ACTION. In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

SECTION 1.6 EXHIBITS. The following are the Exhibits attached and incorporated in this Agreement by reference and are deemed to be a part hereof:

         Exhibit A - Form of Lock-Up Agreement

         Exhibit B - Form of Series C Warrant Certificate

         Exhibit C - Form of Escrow Agreement

                                   ARTICLE 2
                             BUSINESS COMBINATION

SECTION 2.1  OFFER.

(a) Subject to the terms and conditions provided for herein, MEII agrees to make a take-over bid offer (the "Offer") to purchase all of the issued and outstanding LRC Shares in exchange for MEII Securities on the basis of: (i) 7.782% of a MEII Share for each LRC Share held and 2.594% of a Series C Warrant for each LRC Share held if, before the Offer is made and the Circular is mailed, the 20-day weighted average closing price of the MEII Shares on NASDAQ does not fall below U.S. $2.00; or (ii) 10% of a MEII Share for each LRC Share held and 3.33% of a Series C Warrant for each LRC Share held if, before the Offer is made and the Circular is mailed, the 20-day weighted average closing price of the MEII Shares on NASDAQ falls below U.S. $2.00. The initial term of the Offer will be open for a period of 30 days from the date of the Offer.

(b) In connection with, but not as part of the Offer, with respect to the outstanding LRC Options, LRC and MEII agree, subject to the terms of the LRC stock option plan and the LRC Options, upon completion of the Offer, to exchange the LRC Options for options to acquire MEII Shares (the "MEII Options") on the basis that: (i) for every 12.85 LRC Options, there shall be exchanged the right to acquire one MEII Share at U.S. $2.00 per Share if, before the Offer is made and


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         the Circular is mailed, the 20-day weighted average closing price of the MEII Shares on NASDAQ does not fall below U.S. $2.00; or (ii) for every 10 LRC Options, there shall be exchanged the right to acquire one MEII Shares at U.S. $2.00 per Share if, before the Offer is made and the Circular is mailed, the 20-day weighted average closing price of the MEII Shares on NASDAQ falls below U.S. $2.00. The MEII Options shall vest and terminate in accordance with the terms of the LRC Options for which they were exchanged except that, in respect of LRC Options granted to directors of LRC, the MEII Options shall not terminate by reason only of the termination of directorship or employment, in respect of LRC Options granted to officers of LRC, the MEII Options shall terminate one year after the termination of employment, and in respect of all other LRC Options granted, the MEII Options shall terminate three months after the termination of employment. Set out in Schedule 2.1(b) is a description of the various LRC Options granted by LRC and the corresponding number of MEII Options for which they shall be exchanged in connection with the Offer.

(c) MEII and LRC agree to use reasonable commercial efforts to accomplish the foregoing, including obtaining all necessary SEC, NASDAQ and other regulatory approvals, shareholder approvals and consents of any Person, in a form acceptable to MEII and LRC, acting reasonably.

(d) The Offer will be made as promptly as practicable after the date hereof, but in any event not later than June 16, 2000.

SECTION 2.2 LOCK-UP AGREEMENT. The Offer is subject to the conditions set out in
     Article 5 including, without limitation, the execution by the Principal Shareholders of a lock-up agreement (the "LOCK-UP AGREEMENT") which will be substantially in the form of Exhibit A annexed hereto.

SECTION 2.3 MAILING OF TAKE-OVER BID CIRCULAR.

(a) Subject to the conditions set out in Article 5 hereof, upon the Principal Shareholders executing the Lock-Up Agreement and agreeing to deposit their LRC Shares pursuant thereto and upon the mailing by MEII to its shareholders of an information circular relating to the business combination contemplated herein, MEII shall as soon as practicable thereafter, but in any event no later than June 16, 2000 mail and file with the ASC, OSC and any other applicable securities commission a take-over bid circular (the "TAKE-OVER BID CIRCULAR") in order to effect the Offer.

(b) LRC agrees to provide such information with respect to itself as MEII may require, acting reasonably, for insertion in the Take-Over Bid Circular and take all such steps and do all such acts and things as are necessary or desirable to give full effect to the Offer, including providing MEII with a current list of LRC's securityholders of all classes, including names, addresses and number of securities held and advising LRC's registrar and transfer agent to assist MEII in completing


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         the Offer and the transactions contemplated thereby and permitting
         LRC's registrar and transfer agent to act as depositary under the Offer.

SECTION 2.4 DIRECTORS' CIRCULAR. LRC agrees to take all reasonable steps to assist its board of directors to:

(a) support the Offer and recommend acceptance of the Offer by the securityholders of LRC; and

(b) prepare, file and mail along with the Take-Over Bid Circular, as required by applicable law, a directors' circular recommending the Offer.

SECTION 2.5 COMPULSORY ACQUISITION. Subject to completion of the Offer, MEII may acquire all outstanding LRC Shares that it did not acquire pursuant to the terms of the Offer under the compulsory acquisition provisions of applicable corporate legislation or otherwise.

SECTION 2.6 INVESTIGATIONS. Until completion of the Offer, MEII and its solicitors, accountants, appraisers and other advisers shall, during normal business hours, have reasonable access to the premises, books, leases and all other records of LRC for the purposes of investigating its affairs. In addition, LRC shall make available to MEII such documents and data as MEII may request, acting reasonably, relating to LRC.

SECTION 2.7 RETURN OF DOCUMENTS. If the business combination contemplated hereby is not completed, LRC shall return to MEII all books, accounts, records and other data of MEII (including any copies thereof) that are in LRC's possession, and MEII shall return to LRC all books, accounts, records and other data of LRC (including any copies thereof) that are in MEII's possession.

SECTION 2.8 EFFECTIVE DATE. The business combination contemplated hereby shall become effective upon MEII taking up any of the LRC Shares under the Offer. MEII shall not be obligated to take up any of the LRC Shares until a minimum of 66 2/3% of the LRC Shares have been validly deposited and not withdrawn under the Offer.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF MEII. MEII hereby represents and warrants to and in favour of LRC and the Principal Shareholders that:

(a) MEII has been duly incorporated and is a valid and subsisting corporation under the provisions of the OBCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licenced or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or


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                wherein the character of the properties and assets now owned by it makes such qualification necessary;

(b) as of the date hereof, the issued and outstanding capital of MEII consists of 4,912,433 MEII Shares and 500,000 preferred shares, all of which are outstanding as fully paid and non-assessable;

(c) except as disclosed in the YFMC Circular and except in respect of 320,000 MEII Shares to be issued to Tadeo E-Commerce Corp., none of MEII or any of its Subsidiaries has any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment obligating MEII or its Subsidiaries, as the case may be, to issue any additional shares or other securities, except as disclosed in the MEII Financial Statements or Interim MEII Financial Statements;

(d) MEII is a reporting issuer "not in default" under the securities laws of Ontario, Alberta and Quebec and, to the Best of MEII's Knowledge, MEII is in compliance with the UNITED STATES SECURITIES AND EXCHANGE ACT OF 1933, the rules and regulations of the SEC and of NASDAQ, and no Material Adverse Change relating to MEII has occurred within the past 24 months which has not been disclosed in the MEII Press Releases or the YFMC Circular;

(e) all press releases, material change reports and other documents required to be filed with NASDAQ and the ASC within the past 24 months have been filed by or on behalf of MEII and were true and correct in all material respects, provided full, true and plain disclosure of the matters referred to therein and did not contain any misrepresentation, as at the respective dates of such filings;

(f) no order ceasing or suspending trading in securities of MEII or prohibiting the sale of securities by MEII has been issued and, to the Best of MEII's knowledge, no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

(g) the execution, delivery and performance of this Agreement, the consummation of the Offer and the agreements, documents and transactions contemplated herein are within the corporate power and authority of MEII and, subject to MEII obtaining the approval of the Offer by the holders of MEII Shares, have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of MEII, enforceable in accordance with its terms, subject to the customary qualifications for a commercial transaction of this nature;

(h) the MEII Financial Statements present fairly all of the assets and liabilities of MEII on a consolidated basis and the financial condition and results of operations of MEII as at the dates thereof and for the financial periods then ended and have been


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                prepared in accordance with Canadian generally accepted
                accounting principles applied on a consistent basis with that of prior periods, except as otherwise stated in the notes to the MEII Financial Statements;

(i) the MEII Shares and Series C Warrants will, upon the closing of the Offer, be qualified investments for trusts governed by registered retirement savings plans and registered retirement income funds, in each case, within the meaning of the ITA;

                except as disclosed in the YFMC Circular or the Interim MEII Financial Statements, since December 31, 1998, there has been no Material Adverse Change with respect to MEII from that shown in the MEII Financial Statements;

                MEII is the beneficial owner of the shares of the MEII Subsidiaries with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, +security interest or encumbrance;

(j) except as disclosed in the YFMC Circular, none of MEII or any of the MEII Subsidiaries has any liability or obligation, whether accrued, absolute, contingent or otherwise, not reflected in the MEII Financial Statements or the Interim MEII Financial Statements, except liabilities and obligations incurred in the ordinary course of business since December 31, 1998, which liabilities and obligations are not materially adverse in the aggregate;

(k) each of the MEII Subsidiaries that carries on a material portion of the business of MEII or which owns a material portion of the MEII Assets on a consolidated basis is duly incorporated and is a valid and subsisting corporation under the laws of the jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now carried on by it and to own or lease and to operate its properties and assets and is duly licensed or otherwise qualified in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualifications necessary;

(l) except as disclosed in the MEII Financial Statements, the Interim MEII Financial Statements or the YFMC Circular, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of MEII or any of the MEII Subsidiaries, instituted, pending, or, to the Best of MEII's Knowledge, threatened against or affecting MEII or any of the MEII Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the Best of MEII's Knowledge, threatened against MEII or any of the MEII Subsidiaries, and to the Best of MEII's Knowledge, there are no grounds upon which any such actions, suits, proceedings, investigations, claims or demands may be commenced or made with a reasonable likelihood of success;

(m) since December 31, 1998, MEII has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and none of MEII or any of the MEII Subsidiaries has disposed of, or agreed to dispose of, any of its material properties or assets or incurred or agreed to incur, any material indebtedness, except in the ordinary course of business or among the MEII Subsidiaries, except as disclosed in the MEII Financial Statements, the Interim MEII Financial Statements or the YFMC Circular;

(n) the business of MEII and the MEII Subsidiaries is being conducted in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

(o) each contract or agreement between MEII or any of the MEII Subsidiaries and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of MEII or the MEII Subsidiaries on a consolidated basis, is in full force and effect and, to the Best of MEII's Knowledge, is valid, binding and enforceable against each of the parties thereto in accordance with its terms, subject to the customary qualifications for a commercial transaction of this nature, and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

(p) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

      (i) violate any provision of any material law or administrative regulation or any material judicial or administrative order, award, judgment or decree applicable to MEII or any of the MEII Subsidiaries;

     (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of MEII or any of the MEII Subsidiaries;

    (iii) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which MEII or any of the MEII Subsidiaries is a party or by which any of them is bound or to which the property of any of them is subject; or

     (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by MEII or any of the MEII Subsidiaries or in the creation of any lien, charge, security interest or encumbrance in a material amount upon any material assets of MEII or any of the MEII Subsidiaries under any such material agreement, covenant, undertaking,


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                commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

(q) MEII has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the Offer;

(r) other than as disclosed in writing to LRC or as disclosed in the MEII Financial Statements or the YFMC Circular, MEII has no agreement of any nature to acquire any Subsidiary or any interest in any other Person, or to acquire or lease any other business operations out of the ordinary course;

(s) the respective minute books of MEII and the MEII Subsidiaries are complete and accurate in all material respects and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

(t) except as disclosed in the MEII Financial Statements, the Interim MEII Statements or the YFMC Circular, since December 31, 1998, MEII has:

      (i)       not amended its articles, by-laws or other constating documents;

     (ii) conducted its business and that of each of the MEII Subsidiaries in all material respects in the ordinary course;

    (iii) not suffered (on a consolidated basis) any Material Adverse Change or any occurrences or circumstances which have resulted or might reasonably be expected to result in a Material Adverse Change;

     (iv) not made any change in its accounting principles and practices as theretofore applied including, without limitation, the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained; and

      (v) maintained in effect (on a consolidated basis) salary and other compensation levels in accordance with its then existing salary administration program;

(u)             each of MEII and the MEII Subsidiaries:

      (i) has duly and in a timely manner filed all returns, elections, filings and reports required pursuant to any income, sales or value added tax legislation of any jurisdictions having jurisdiction over the affairs of MEII or any of the MEII Subsidiaries for all prior periods in respect of which such filings have heretofore been required, and such filings are substantially true, complete and correct, the tax liability of MEII and each of the MEII Subsidiaries is as indicated by the above returns and filings, and MEII and each of the MEII Subsidiaries has made timely payment of or has duly and properly accrued on the books thereof, the taxes (including interest and penalties thereon) shown in these returns and filings, with respect to periods ending on or prior to the date hereof, and any subsequent assessments, reassessments or determinations thereof;

     (ii) has made adequate provision for taxes or other amounts payable pursuant to any legislation referred to in (i) above for the current period for which returns, reports, elections or other filings are not yet required to be filed, and has paid all required installments of income, capital, property and business taxes payable on account of the current period;

    (iii) is not aware of any contingent tax liability or any grounds that could prompt an assessment or reassessment and has not received any indication from any taxation authorities that an assessment or reassessment, regardless of its merits, is proposed or is under consideration, other than as disclosed in the MEII Financial Statements or the YFMC Circular;

     (iv) is not a party to any agreements or waivers extending the statutory period of limitations applicable to any federal, provincial or other tax return for any period;

      (v) has withheld, and will continue to withhold until the date of closing of the Offer, from each payment made to any of its officers, directors and employees, former officers, directors and employees and to all non-residents of Canada and other persons with respect to whom it is required by law to withhold any amounts, the amount of all taxes (including, without limitation, income tax) and other deductions required to be withheld therefrom and has paid the same to the proper tax or other authority within the time required under any applicable legislation; and

     (vi) has not undergone an acquisition of control, for the purposes of the ITA or any relevant provincial statute, that would affect any taxation years of such corporations ending before the date hereof, except as a result of transactions contemplated by this Agreement;

(v) all filings made by MEII or any of the MEII Subsidiaries under which it has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to MEII or the MEII Subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed;

(w) neither MEII nor any of the MEII Subsidiaries is a party to any written contracts of employment, management services contracts or collective bargaining agreements, other than as disclosed in the YFMC Circular or entered into in the ordinary course of business;

(x) MEII is a reporting issuer in the Provinces of Alberta, Ontario and Quebec and has not been notified and, to the Best of MEII's Knowledge, is not aware of any material default of any requirement of securities or corporate laws, regulations, orders, notices and policies;

(y) all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of the material MEII assets or the receipt of proceeds therefrom payable in respect of or in relation to any material MEII assets have been properly and fully paid and discharged or have been properly accrued on the books of MEII and each of the MEII Subsidiaries;

(z) all material documents and agreements of whatsoever nature and kind affecting title to the material MEII assets which are in the possession of MEII or of which MEII is otherwise aware have been made available for review by LRC;

(aa) to the Best of MEII's Knowledge, MEII has done no act or thing, nor has MEII suffered or permitted any act or omission, whereby its title to any material MEII assets may be cancelled or terminated, except as disclosed in the YFMC Circular;

(bb) to the Best of MEII's Knowledge, MEII has been and is in compliance in all material respects with all Environmental Laws and MEII has received no written notice of non-compliance, and does not know, and does not have reasonable grounds to know, of any facts which could give rise to a notice of non-compliance, and for greater certainty and without limiting the foregoing, to the Best of MEII's Knowledge:

      (i) there have been no material unrectified spills, material releases, material deposits or material discharges of hazardous or toxic substances, contaminants or wastes on any of the real property owned or leased by MEII or any of the MEII Subsidiaries or under their respective control, nor has any such real property been used at any time by any person as a landfill or waste disposal site;

     (ii) there have been no material releases, material deposits or material discharges in violation of Environmental Laws of any hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by MEII or the MEII Subsidiaries;

    (iii) no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the material business or material assets of MEII or any of the MEII Subsidiaries; and

     (iv) each of MEII and the MEII Subsidiaries holds all material licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and none of MEII or the MEII Subsidiaries has received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated;

(cc) MEII has not received any notices of material violation or alleged material violation of the provisions of any agreement in respect of the MEII Assets and, to the Best of MEII's Knowledge, the properties and assets comprising the MEII Assets have been used and operated in accordance with all material agreements that relate to them;

(dd) there is no fact which MEII has not disclosed to LRC in writing with reasonable specificity and detail of which any of its directors, officers or members of senior management is aware and which has or would reasonably be expected to have a material adverse effect on MEII or materially impede the completion of the Offer or the other transactions contemplated in this Agreement;

(ee) each of MEII and/or the MEII Subsidiaries has all necessary governmental authorizations and permits required to enable them to carry on their respective businesses as conducted by them and all such licenses, permits and approvals are in full force and effect and neither MEII nor the MEII Subsidiaries has received any notification pursuant to applicable laws that any matters must be undertaken by them as a condition of the continued compliance of any such licenses, permits and approvals or any license, permit or approval issued to them is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated; and

(ff) to the Best of MEII's Knowledge, there are no material Y2K issues relating to the business and operations of MEII and the MEII Subsidiaries, other than those disclosed in the MEII Financial Statements, the Interim MEII Financial Statements or the YFMC Circular.

SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF LRC. LRC hereby represents and warrants to and in favour of MEII that:

(a) LRC has been duly incorporated and is a valid and subsisting corporation under the provisions of the ABCA, has all requisite corporate power and authority to carry on its business as now being carried on by it and to own or lease and operate its properties and assets and is duly licenced or otherwise qualified to carry on business in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

(b) as of the date hereof, the issued and outstanding share capital of LRC consists of 15,003,122 LRC Shares, all of which are issued and outstanding as fully paid and non-assessable shares;

(c) except as disclosed in the LRC Disclosure Schedule, none of LRC or any of the LRC Subsidiaries has any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment obligating LRC or the LRC Subsidiaries, as the case may be, to issue any additional shares or other securities, except for the LRC Options;

(d) except as disclosed in the LRC Disclosure Schedule, LRC is a reporting issuer "not in default" under the securities laws of Alberta and British Columbia and, to the Best of LRC's Knowledge, is in compliance with the by-laws, rules and regulations of the ASE and/or the CDNX and no Material Adverse Change relating to LRC has occurred within the past 24 months which has not been disclosed in the LRC Financial Statements or the LRC Press Releases;

(e) except as disclosed in the LRC Disclosure Schedule, all press releases, material change reports and other documents required to be filed with the ASC, the ASE and CDNX within the past 24 months have been filed by or on behalf of LRC and were true in all material respects, provided full, true and plain disclosure of the matters referred to therein and did not contain any misrepresentation, as at the respective dates of such filings;

(f) no order ceasing or suspending trading in securities of LRC or prohibiting the sale of securities by LRC has been issued and, to the Best of LRC's Knowledge, no proceedings for this purpose have been instituted, or are pending, contemplated or threatened.

(g) the execution, delivery and performance of this Agreement, the consummation of the Offer and the agreements, documents and transactions contemplated herein are within the corporate power and authority of LRC and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of LRC, enforceable in accordance with its terms, subject to the customary qualifications for a commercial transaction of this nature;

                except as disclosed in the LRC Disclosure Schedule and except as otherwise stated in the notes to the LRC Financial Statements, the LRC Financial Statements present fairly all of the assets and liabilities of LRC on a consolidated basis and the financial condition and results of operations of LRC as at the dates thereof and for the financial periods then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with that of prior periods;

                except as disclosed in the LRC Disclosure Schedule, the Interim LRC Financial Statements, the LRC Annual Report or the LRC Press Releases, since December 31, 1998, there has been no Material Adverse Change with respect to LRC from that shown in the LRC Financial Statements;

                except as disclosed in the LRC Disclosure Schedule and except for security granted by LRC and certain of the LRC Subsidiaries to the Bank of Montreal, Newcourt Financial Ltd., AT&T Capital Corporation and B.A.C.C. Capital Corporation or security granted in the ordinary course of business each of LRC and the LRC Subsidiaries was the beneficial owner of the properties and assets described as being owned by it in the LRC Financial Statements as at the dates thereof with good and marketable title thereto free and clear of material encumbrances and, in particular, LRC was at the dates thereof, the beneficial owner of the shares of the LRC Subsidiaries as listed in Schedule 1.1(x) with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or encumbrance, and no person has any agreement, option, right or privilege (including, without limitation, by law, pre-emptive right, contract or otherwise) to purchase, convert into, exchange for or otherwise acquire, nor any agreement, option, right or privilege capable of becoming any such agreement, right, option or privilege, any of such securities or any interest therein;

(h) except as disclosed in the LRC Disclosure Schedule and except liabilities and obligations incurred in the ordinary course of business since December 31, 1998, which liabilities and obligations are not materially adverse in the aggregate, none of LRC or any of the LRC Subsidiaries has any liability or obligation, whether accrued, absolute, contingent or otherwise, not reflected in the LRC Financial Statements or the Interim LRC Financial Statements;

(i) each of the LRC Subsidiaries that carries on a material portion of the business of LRC or which owns a material portion of the LRC Assets on a consolidated basis is duly incorporated and is a valid and subsisting corporation under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now carried on by it and to own or lease and to operate its properties and assets and is duly licenced or otherwise qualified in each jurisdiction in which a material amount of its business is conducted or wherein the character of the properties and assets now owned by it makes such qualification necessary;

(j) except as disclosed in the LRC Disclosure Schedule or the LRC Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of LRC or any of the LRC Subsidiaries, instituted, pending, or, to the Best of LRC's Knowledge, threatened against or affecting LRC or any of the LRC Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or, to the Best of LRC's Knowledge, threatened against LRC or any of the LRC Subsidiaries, and to the Best of LRC's Knowledge, there are no grounds upon which any such actions, suits, proceedings, investigations, claims or demands may be commenced or made with a reasonable likelihood of success;

(k) except as disclosed in the LRC Disclosure Schedule, since December 31, 1998, LRC has not declared or paid any dividends or made any distribution of its properties or assets to its shareholders and none of LRC or any of the LRC Subsidiaries has disposed of any of its material properties or assets or incurred any material indebtedness, except in the ordinary course of business or among the LRC Subsidiaries;

(l) the business of LRC and the LRC Subsidiaries is being conducted in material compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction;

(m) except as disclosed in the LRC Disclosure Schedule, each contract or agreement between LRC or any of the LRC Subsidiaries and any other Person which is material to the ownership, use or operation of a material portion of the business, properties or assets of LRC or the LRC Subsidiaries on a consolidated basis, is in full force and effect and, to the Best of LRC's Knowledge, is valid, binding and enforceable against each of the parties thereto in accordance with its terms, subject to the customary qualifications for a commercial transaction of this nature, and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or the lapse of time or both, would constitute such a material breach or default;

(n) with the exception of obtaining the consent of the ASE/CDNX and the ASC for the release from escrow of the LRC Shares of the Principal Shareholders, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of or compliance with the terms and provisions hereof do or will, nor will they with the giving of notice or the lapse of time or both:

      (i) violate any provision of any material law or administrative regulation or any material judicial or administrative order, award, judgment or decree applicable to LRC or any of the LRC Subsidiaries;

     (ii) conflict with any of the terms, conditions or provisions of the Charter Documents of LRC or any of the LRC Subsidiaries;

    (iii) except as disclosed in this LRC Disclosure Schedule, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, any material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award to which LRC or any of the LRC Subsidiaries is a party or by which any of them is bound or to which the property of any of them is subject; or

    (iv) result in the cancellation, suspension or material alteration in the terms of any material licence, permit or authority held by LRC or any of the LRC Subsidiaries or in the creation of any lien, charge, security interest or encumbrance in a material amount upon any material assets of LRC or any of the LRC Subsidiaries under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award or give to any other Person any material interest or rights, including rights of purchase, termination, cancellation or acceleration, under any such material agreement, covenant, undertaking, commitment, instrument, judgment, order, decree or award;

(o) LRC has not incurred any liability for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or the transactions contemplated hereby;

(p) other than as disclosed in writing to MEII or as disclosed in the LRC Disclosure Schedule, LRC has no agreements of any nature to acquire any Subsidiary or any interest in any other Person, or to acquire or lease any other business operations out of the ordinary course;

(q) except as disclosed in the LRC Disclosure Schedule, the respective minute books of LRC and the LRC Subsidiaries are complete and correct in all material respects and contain the minutes of all meetings and all resolutions of the directors and shareholders thereof;

(r) except as disclosed in the LRC Disclosure Schedule, since December 31, 1998, LRC has:

    (i)         not amended its articles, by-laws or other constating documents;

    (ii) conducted its business and that of each of the LRC Subsidiaries in all material respects in the ordinary course;

    (iii) not suffered (on a consolidated basis) any Material Adverse Change or any occurrences or circumstances which have resulted or might reasonably be expected to result in a Material Adverse Change;

    (iv) not made any change in its accounting principles and practices as theretofore applied including, without limitation, the basis upon which its assets and liabilities are recorded on its books and its earnings and profits and losses are ascertained; and

     (v) maintained in effect (on a consolidated basis) salary and other compensation levels in accordance with its then existing salary administration program;

(s)             each of LRC and the LRC Subsidiaries:

     (i) has duly and in a timely manner filed all returns, elections, filings and reports required pursuant to any income, sales or value added tax legislation of any jurisdictions having jurisdiction over the affairs of LRC or any of the LRC Subsidiaries for all prior periods in respect of which such filings have heretofore been required, and such filings are substantially true, complete and correct, in all material respects the tax liability of LRC and each of the LRC Subsidiaries is as indicated by the above returns and filings, and LRC and each of the LRC Subsidiaries has made timely payment of or has duly and properly accrued on the books thereof, the taxes (including interest and penalties thereon) shown in these returns and filings, with respect to periods ending on or prior to the date hereof, and any subsequent assessments, reassessments or determinations thereof;

     (ii) has made adequate provision for taxes or other amounts payable pursuant to any legislation referred to in (i) above for the current period for which returns, reports, elections or other filings are not yet required to be filed, and has paid all required installments of income, capital, property and business taxes payable on account of the current period;

     (iii) is not aware of any contingent tax liability or any grounds that could prompt an assessment or reassessment and has not received any indication from any taxation authorities that an assessment or reassessment, regardless of its merits, is proposed or is under consideration, other than as disclosed in the LRC Financial Statements;

     (iv) is not a party to any agreements or waivers extending the statutory period of limitations applicable to any federal, provincial or other tax return for any period;

     (v) has withheld, and will continue to withhold until the date of closing of the Offer, from each payment made to any of its officers, directors and employees, former officers, directors and employees and to all non-residents of Canada and other persons with respect to whom it is required by law to withhold any amounts, the amount of all taxes (including, without limitation, income tax) and other deductions required to be withheld therefrom and has paid the same to the proper tax or other authority within the time required under any applicable legislation; and

     (vi) has not undergone an acquisition of control, for the purposes of the ITA or any relevant provincial statute, that would affect any taxation years of such corporations ending before the date hereof, except as a result of transactions contemplated by this Agreement;

(t) all filings made by LRC or any of the LRC Subsidiaries under which it has received or is entitled to government incentives, have been made in accordance, in all material respects, with all applicable legislation and contain no misrepresentations of material fact or omit to state any material fact which could cause any amount previously paid to LRC or its Subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed;

(u) neither LRC nor any of the LRC Subsidiaries is a party to any written contracts of employment, management services contracts or collective bargaining agreements, other than as entered into in the ordinary course of business or as disclosed in the LRC Disclosure Schedule;

(v) LRC is a reporting issuer in the Provinces of Alberta and British Columbia and has not been notified and, to the Best of LRC's Knowledge, is not aware of any material default of any requirement of securities or corporate laws, regulations, orders, notices and policies;

(w) LRC has not received any notices of material violation or alleged material violation of the provisions of any agreement in respect of the LRC Assets and, to the Best of LRC's Knowledge, the material properties and material assets comprising the LRC Assets have been used and operated in all material respects with all material agreements that relate to them;

(x) all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of the material LRC Assets or the receipt of proceeds therefrom payable in respect of or in relation to any material LRC Assets have been properly and fully paid and discharged or have been properly accrued on the books of LRC and each of its Subsidiaries;

(y) all material documents and agreements of whatsoever nature and kind affecting title to the material LRC Assets which are in the possession of LRC or of which LRC is otherwise aware have been made available for review by MEII;

(z) except as disclosed in the LRC Disclosure Schedule or the LRC Annual Report, to the Best of LRC's Knowledge, LRC has done no act or thing, nor has LRC suffered or permitted any act or omission, whereby its title to any material LRC Assets may be cancelled or terminated;

(aa) to the Best of LRC's Knowledge, LRC has been and is in compliance in all material respects with all Environmental Laws and LRC has received no written notice of non-compliance, and does not know, and does not have reasonable grounds to know, of any facts which could give rise to a notice of non-compliance, and for greater certainty and without limiting the foregoing, to the Best of LRC's Knowledge:

     (i) there have been no material unrectified spills, material releases, material deposits or material discharges of hazardous or toxic substances, contaminants or wastes on any of the real property owned or leased by LRC or any of the LRC Subsidiaries or under their respective control, nor has any such real property been used at any time by any person as a landfill or waste disposal site;

     (ii) there have been no material releases, material deposits or material discharges in violation of Environmental Laws of any hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by LRC or the LRC Subsidiaries;

     (iii) no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the material business or material assets of LRC or any of the LRC Subsidiaries; and

     (iv) each of LRC and the LRC Subsidiaries holds all material licences, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licences, permits and approvals are in full force and effect, and neither LRC nor the LRC Subsidiaries has received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated;

(bb) except as disclosed in the LRC Disclosure Schedule, there is no fact which LRC has not disclosed to MEII in writing with reasonable specificity and detail of which any of its officers or members of senior management is aware and which has or would reasonably be expected to have a material adverse effect on LRC or materially impede the completion of the Offer or the other transactions contemplated in this Agreement;

(cc) each of LRC and the LRC Subsidiaries has all material governmental authorizations and permits required to enable them to carry on their respective businesses as conducted by them and all such licenses, permits and approvals are in full force and effect and neither LRC or its Subsidiaries has received any notification pursuant to applicable laws that any matters must be undertaken by them as a condition of the continued compliance of any such licenses, permits and approvals or any license, permit or approval issued to them is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated;

(dd) except as disclosed in the LRC Disclosure Schedule, to the Best of LRC's Knowledge, there are no material Y2K Compliance issues relating to the business and operations of LRC and the LRC Subsidiaries;

(ee) to the best of LRC's knowledge, without inquiry or investigation, all of the registered and beneficial owners of LRC securities are residents of the Provinces of British Columbia, Alberta, Manitoba and Ontario and the United States of America.

             SECTION 3.3 REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
                SHAREHOLDERS. Each of the Principal Shareholders hereby jointly and severally represents and warrants to and in favour of MEII that, to the Best of the Principal Shareholders' Knowledge:

(a) as of the date hereof, the issued and outstanding share capital of LRC consists of 15,003,122 LRC Shares, all of which are issued and outstanding as fully paid and non-assessable shares;

(b) except as disclosed in the LRC Disclosure Schedule, LRC is a reporting issuer "not in default" under the securities laws of Alberta is in material compliance with the by-laws, rules and regulations of the ASE and/or the CDNX and no material change relating to LRC has occurred within the past 24 months which has not been publicly disclosed;

                except as disclosed in the LRC Disclosure Schedule, none of LRC or any of the LRC Subsidiaries has any outstanding agreements, subscriptions, warrants, options or commitments, nor has it granted any rights or privileges capable of becoming an agreement, subscription, warrant, option or commitment obligating LRC or the LRC Subsidiaries as the case may be, to issue any additional shares or other securities, except for the LRC Options;

                except as disclosed in the LRC Disclosure Schedule and except as otherwise stated in the notes to the LRC Financial Statements, the LRC Financial Statements present fairly all of the assets and liabilities of LRC and the financial condition and results of operations of LRC as at the dates thereof and for the financial periods then ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis with that of prior periods;

                except as disclosed in the LRC Disclosure Schedule, the Interim LRC Financial Statements, the LRC Annual Report or the LRC Press Releases, since December 31, 1998, there has been no Material Adverse Change with respect to LRC on a consolidated basis from that shown in the LRC Financial Statements;

                except as disclosed in the LRC Disclosure Schedule and except for security granted by LRC and certain of the LRC Subsidiaries to the Bank of Montreal, Newcourt Financial Ltd., AT&T

                Capital Corporation and B.A.C.C. Capital Corporation or security granted in the ordinary course of business or as disclosed in the Interim LRC Financial Statements, each of LRC and the LRC Subsidiaries was the beneficial owner of the properties and assets described as being owned by it in the LRC Financial Statements and Interim LRC Financial Statements as at the dates thereof with good and marketable title thereto free and clear of material encumbrances, and, in particular, LRC is the beneficial owner of the shares of the LRC Subsidiaries as listed in Schedule 1.1(x) with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or encumbrance, and no person has any agreement, option, right or privilege (including, without limitation, by law, pre-emptive right, contract or otherwise) to purchase, convert into, exchange for or otherwise acquire, nor any agreement, option, right or privilege capable of becoming any such agreement, right, option or privilege, any of such securities or any interest therein;

(c) except as disclosed in the LRC Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business since December 31, 1998, which liabilities and obligations are not materially adverse in the aggregate, none of LRC or any of the LRC Subsidiaries has any liability or obligation, whether accrued, absolute, contingent or otherwise, not reflected in the LRC Financial Statements or the Interim LRC Financial Statements;

(d) except as disclosed in the LRC Disclosure Schedule or the LRC Financial Statements, there are no actions, suits, proceedings, investigations or outstanding claims or demands, whether or not purportedly on behalf of LRC or any of the LRC Subsidiaries, instituted, pending, or threatened against or affecting LRC or any of the LRC Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator, nor is there any judgment, order, decree or award of any court or other governmental authority having jurisdiction, obtained, pending or threatened against LRC or any of the LRC Subsidiaries and there are no grounds upon which any such actions, suits, proceedings, investigations, claims or demands may be commenced or made with a reasonable likelihood of success; and

(e) the business of LRC and the LRC Subsidiaries is being conducted in all material respects in compliance with all applicable laws, regulations and ordinances of all authorities having jurisdiction.

SECTION 3.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF LRC AND MEII. The representations and warranties contained herein and given by LRC to MEII and by MEII to and LRC shall, in each case, survive completion of the transaction contemplated by the Offer for a period of 15 months after the date of this Agreement.

SECTION 3.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDERS AND MEII. The representations and warranties contained herein and given by the Principal Shareholders to MEII and by MEII to the Principal Shareholders shall, in each case, survive completion of the transaction contemplated by the Offer for a period of 15 months after the date of this Agreement. Notwithstanding anything to the contrary, the liability of each of the Principal Shareholders to MEII for breaches of any representation or warranty contained herein and given by them to MEII shall be limited to the value of the Second Tranche of MEII Shares held in escrow pursuant to the Escrow Agreement. No notice of a claim shall be given to the Principal Shareholders after the release from Escrow of the Second Tranche and no claim shall be otherwise initiated after such date.

SECTION 3.6 INDEMNITY. Subject to Section 3.7, the Principal Shareholders shall indemnify and hold MEII harmless in respect of any claim, demand, action, cause of action, damage, loss, cost, liability or expense (a "Claim") which may be made or brought against MEII or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of any incorrectness in or breach of any representation or warranty of the Principal Shareholders contained in Section 3.3.

SECTION 3.7 LIMITATIONS. The Principal Shareholders shall not have any liability for indemnification pursuant to Section 3.6, or relating to any breach of any of the representations and warranties contained in Section 3.3, in excess of the value of the Second Tranche of MEII Shares held in escrow pursuant to the Escrow Agreement. No notice of a Claim shall be given to the Principal Shareholders after the release from escrow of the Second Tranche and no claim shall be otherwise initiated after such date.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1 COVENANTS OF MEII. Until the Offer is completed or this Agreement is terminated, MEII hereby covenants and agrees with LRC and the Principal Shareholders as follows:

     MEII will make available and cause to be made available to LRC and its agents and advisors, as soon as possible, all documents and agreements as may be necessary to enable LRC to effect a thorough examination of MEII and its Subsidiaries, its business, properties and financial status, and shall co-operate with LRC in securing access for LRC to any such documentation not in possession or under the control of MEII;

    MEII will not subdivide, consolidate, redeem, purchase, offer to purchase or otherwise acquire or reclassify any of its outstanding shares of any class, declare any dividends or make other distributions (whether in cash, shares or property, or any combination thereof) or reduce the stated capital in respect of its shares of any class; provided, however, the parties hereto recognize that MEII may make a distribution to its shareholders of the shares it holds in HealthyConnect.com Inc. with the understanding that if such occurs before the completion of the Offer, the Offer will be amended so as to ensure that LRC shareholders will be treated the same as if they had been MEII shareholders at the date of such distribution.

     MEII will not alter or amend its Charter Documents as the same exist at the date of this Agreement;

     MEII will: (i) make all required filings pursuant to the SECURITIES EXCHANGE ACT OF 1934, as amended; and (ii) use its reasonable best efforts to maintain the NASDAQ SmallCap Marketing listing of the MEII Shares;

     MEII will use its reasonable best efforts to maintain its status as a reporting issuer not in default under the securities laws of Alberta, Ontario and Quebec and will use its reasonable best efforts to remain in compliance with the by-laws, rules and regulations of NASDAQ and the TSE such that no order ceasing or spending trading in securities of MEII or prohibiting the sale of securities of MEII will be instituted, contemplated or threatened;

     MEII will use its reasonable best efforts to obtain listing on NASDAQ and the BSE of the MEII Shares to be issued pursuant to the Offer and the MEII Shares issuable upon exercise of MEII Securities issued pursuant to or in connection with the Offer which contain rights to receive MEII Shares;

     subject to Section 2.1 and Section 6.1 hereof, MEII will, in a timely and expeditious manner, file the Take-Over Bid Circular in all jurisdictions where it is required to be filed and mail the same to LRC's shareholders in accordance with applicable law;

     MEII will use its reasonable best efforts to obtain the consents required as a result of the transactions provided for herein pursuant to any contract to which MEII is a party or by which it is bound;

     MEII will use its reasonable best efforts to do all such other acts and things as may be necessary or required in order to give effect to the Offer and, without limiting the generality of the foregoing, MEII will use its reasonable best efforts to apply for and/or obtain such other consents, orders and approvals as it determines are necessary or desirable, acting reasonably, for the implementation of the Offer, including those referred to in Section 5.1 hereof;

     MEII will use its reasonable best efforts to cause each of the conditions precedent set forth in Article 5 hereof to be complied with on or before the date of closing of the Offer and will not take or fail to take any action reasonably within its control which would result in a condition precedent to the Offer not being satisfied; and

(a) except as may be required to complete the Offer, MEII nor any other party acting jointly or in concert with MEII shall acquire or dispose of securities of LRC, directly or indirectly, during the period commencing on the date hereof and ending on the date of termination of this Agreement.

SECTION 4.2 COVENANTS OF LRC AND THE PRINCIPAL SHAREHOLDERS. Until the transaction contemplated by the Offer is completed or this Agreement is terminated, LRC hereby covenants and agrees with MEII, and the Principal Shareholders covenant and agree with MEII to use their reasonable best efforts to cause LRC, to do the following:

     LRC and the Principal Shareholders shall in a timely and expeditious manner apply to the ASC (and any other applicable regulatory authority) to have the LRC Shares currently under escrow released from escrow so that such shares may be tendered under the Offer;

     except as set out in the LRC Covenant Schedule and except as contemplated in this Agreement, the Interim LRC Financial Statements, the LRC Annual Report or as otherwise agreed in writing by MEII, acting reasonably, LRC and the LRC Subsidiaries will carry on business in the ordinary course consistent with past practice and will not enter into any transaction or incur any material obligation or liability out of the ordinary course of business;

     LRC will make available and cause to be made available to MEII and its agents and advisors, as soon as possible, all documents and agreements (including without limitation, minute books) as may be necessary to enable MEII to effect a thorough investigation of LRC, its business, properties and financial status and to enable MEII to provide all disclosure necessary or advisable to the holders of LRC Shares or MEII Shares in connection with the Offer, except where LRC is contractually precluded from making such document or agreement available, and shall co-operate with MEII in securing access for MEII to any such documentation not in the possession or under the control of LRC;

     except as set out in the LRC Covenant Schedule, LRC will not, and will not permit any of the LRC Subsidiaries to, merge into or with, or amalgamate or consolidate with, or enter into any other corporate reorganization with, any other corporation or Person or perform any act or enter into any transaction or negotiation which interferes or is inconsistent with the completion of the transactions contemplated hereby or would render inaccurate in any material respect any of the representations and warranties set forth in Section 3.2 and 3.3 hereof if such representations and warranties were made at a date subsequent to such act, negotiation or transaction and all references to the date of this Agreement were deemed to be such later date, except as contemplated in this Agreement, the Interim LRC Financial Statements or the LRC Annual Report, and without limiting the generality of the foregoing, LRC will not:

     (i) make any distribution by way of dividend, return of capital or otherwise to or for the benefit of its shareholders;

     (ii) issue any shares, except upon the due exercise of outstanding options, warrants or other rights to purchase LRC Shares, or other securities convertible into or exchangeable for shares or enter into any commitment or agreement therefor;

     (iii)      increase or decrease its paid-up capital; or

     (iv) enter into any Non-Arm's Length Transactions except transactions with or among the LRC Subsidiaries in the ordinary course;

(b) LRC will not alter or amend its Charter Documents as the same exist at the date of this Agreement;

(c) LRC will not subdivide, consolidate, redeem, purchase, offer to purchase or otherwise acquire or reclassify any of its outstanding shares, declare any dividends or make other distributions (whether in cash, shares or property, or any combination thereof) or reduce the stated capital in respect of its shares;

(d) LRC will use its reasonable best efforts to maintain its status as a reporting issuer "not in default" under the securities laws of Alberta and will use its reasonable best efforts to remain in compliance with the by-laws, rules and regulations of the ASE and CDNX such that no order ceasing or suspending trading in securities of LRC or prohibiting the sale of securities by LRC will be instituted, contemplated or threatened;

(e) LRC will use it reasonable best efforts to assist MEII in obtaining listing on NASDAQ and the BSE of the MEII Shares to be issued pursuant to or in connection with the Offer and the MEII Shares issuable upon the exercise of the Series C Warrants issued pursuant to the Offer;

(f) except as set out in the LRC Covenant Schedule, LRC will not, and will not permit any of its Subsidiaries to, engage in any business, enterprise or activity materially different from that carried on by it at the date of this Agreement or enter into any transaction or incur any obligation if the same would have a material adverse effect on LRC or the Offer, other than in the ordinary course of business;

(g) LRC will use its reasonable best efforts to do all such other acts and things as may be necessary or required in order to give effect to the Offer and, without limiting the generality of the foregoing, LRC will use its reasonable best efforts to apply for and/or obtain such other consents, orders and approvals as counsel may advise are necessary or desirable for the implementation of the Offer, including those referred to in
                Section 5.1 hereof;

(h) LRC will use its reasonable best efforts to cause each of the conditions precedent set forth in Article 5 hereof to be complied with on or before the date of closing of the Offer and will not take or fail to take any reasonable action reasonably within its control which would result in a condition precedent to the Offer not being satisfied;

(i) LRC agrees that it shall not solicit any offers to purchase any of the LRC Shares or any of its material assets and will not initiate or encourage directly or indirectly, any discussions or negotiations with any third party with respect to such a transaction or similar business combination during the period commencing on the date hereof and ending on the date of termination of this Agreement;

(j) LRC and any other party acting jointly or in concert with LRC shall not acquire or dispose of securities of MEII, directly or indirectly, except pursuant to existing rights and obligations, during the period commencing on the date hereof and ending on the date of termination of this Agreement;

(k) LRC agrees to use its best reasonable efforts to assist MEII to successfully complete the Offer, including co-operating in making all requisite regulatory filings and mailings to shareholders;

(l) LRC will not take any action of any kind which may reduce the likelihood of success of or delay the take up and payment of LRC Shares deposited under the Offer or the completion of the Offer, including but not limited to any action to solicit, initiate, assist or encourage inquiries, submissions, proposals or offers from any other Person, entity or group relating to:

     (i) the direct or indirect acquisition or disposition of all or any shares or securities of LRC; or

     (ii) any amalgamation, merger, sale (other than a sale in the ordinary course of business consistent with past practice) of any material part of the LRC Assets, take-over bid, plan of arrangement, reorganization, recapitalization, liquidation or winding-up or reverse take-over or other business combination or similar transaction involving LRC or any of its material assets;

(m) LRC will use its reasonable best efforts to obtain the consents required as a result of the transactions provided for herein pursuant to any contract to which LRC is a party or by which it is bound;

(n) LRC will use its reasonable best efforts to do all such other acts and things as may be necessary or required in order to give effect to the Offer and, without limiting the generality of the foregoing, will use its best efforts to apply for and obtain such consents, orders and approvals as it determines are necessary or desirable for the implementation of the Offer;

(o) LRC will use its reasonable best efforts to obtain the execution of the Lock-Up Agreement by the Principal Shareholders and the deposit of LRC Shares pursuant to the terms thereof;

(p) LRC will use all reasonable efforts to cause each of the conditions precedent set forth in Article 5 hereof to be complied with on or before the commencement of the Offer; and

(q) other than the right to convert LRC Options into MEII Options and except as set out in the LRC Disclosure Schedule, neither LRC nor any of the LRC Subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees, except as is necessary to comply with law or with respect to existing provisions of any such plans, programs, arrangements or agreements.

                                   ARTICLE 5
                                   CONDITIONS

SECTION 5.1 MEII CONDITIONS PRECEDENT. Notwithstanding Section 2.1, MEII shall not be required to make the Offer (and MEII may, without prejudice to any other rights, by notice to LRC, terminate this Agreement) if:

prior to the making of the Offer:

(i) any act, action, suit or proceeding shall have been taken before or by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law; or

(ii) any law, regulation, rule or policy shall have been proposed, enacted, promulgated or applied, in the case of (i) above:

(1) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to MEII of the LRC Shares or the rights of MEII to own or exercise full rights or ownership of the LRC Shares; or

(2) which as resulted in, or if the Offer was consummated would result in, a Material Adverse Change;

                provided that if in the judgment of MEII, acting reasonably, there is a reasonable risk that circumstances referred to above would result in the occurrence of any of the consequences referred to above and further provided, however, MEII shall not be required to make the Offer as a result of any action, suit or proceeding taken by a private Person only if such act, action, suit or proceeding shall be resolved in favour of private Person as evidenced by an order, ruling or decision by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission in Canada or elsewhere having jurisdiction in respect of MEII the Offer, or if, in the opinion of MEII acting reasonably, there is a reasonable risk that such act, action, suit or proceeding will be so resolved in favour of such private Person;

                at the time MEII proposes to make the Offer, there exists any prohibition at law against MEII making the Offer or taking up and paying for the LRC Shares under the Offer;

                LRC shall not have taken all steps requested by MEII, acting reasonably (other than steps which would have a material adverse effect on LRC's business if the Offer was not completed), in connection with the Offer, including, without limitation, any steps required up to the date of the Offer to satisfy the regulatory requirements or approvals (domestic or foreign) in order for MEII to purchase the LRC Shares;

                any representation or warranty of LRC or the Principal Shareholders in this Agreement is not, as of the date made, true and correct, the result of which is a Material Adverse Change to LRC or its business and operations;

                LRC shall not have performed or complied in all material respects with any of its covenants or agreements herein and such non-performance or non-compliance gives rise to a Material Adverse Change;

                LRC or the Principal Shareholders shall not have applied to the ASC (and any other applicable regulatory authority) for the release from escrow of the LRC Shares currently being held in escrow;

                NASDAQ shall not have conditionally approved the listing thereon of the MEII Shares to be issued in connection with the Offer, subject to compliance with the usual requirements of NASDAQ;

                all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders and all other consents, orders and approvals required or necessary for the making of the Offer provided for in the Offer shall not have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances; or there shall have been no Material Adverse Change since the date hereof with respect to MEII or the MEII Subsidiaries on a consolidated basis or LRC or the LRC Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a Material Adverse Change thereto.

                The foregoing conditions are for the sole benefit of MEII, may be waived by MEII at any time and shall be deemed to have been waived by the making of the Offer.

SECTION 5.2 LRC CONDITIONS PRECEDENT. LRC's obligations hereunder to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions by June 16, 2000:

(a)      the Offer shall have been made in accordance with this Agreement;

         NASDAQ shall have conditionally approved the listing thereon of the MEII Shares to be issued in connection with the Offer including those issuable upon the exercise of the Series C Warrants, subject to compliance with the usual requirements of NASDAQ;

         all other consents, orders, regulations and approvals, including regulatory and judicial approvals and orders and all other consents, orders and approvals required or necessary for the making of the Offer provided for in the Offer shall have been obtained or received from the persons, authorities or bodies having jurisdiction in the circumstances;

         thereshall be no (i) action, suit or proceeding taken or commenced before or by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law, or (ii) any law, regulation, rule or policy proposed, enacted, promulgated or applied:

(1) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to MEII of the LRC Shares or the rights of MEII to own or exercise full rights or ownership of the LRC Shares; or

(2) which has resulted in, or if the Offer was consummated would result in, a Material Adverse Change;

         there shall have been no Material Adverse Change since the date hereof with respect to MEII or the MEII Subsidiaries on a consolidated basis or LRC or the LRC Subsidiaries on a consolidated basis or any occurrences or circumstances which have resulted or might reasonably be expected to result in a Material Adverse Change thereto; and

         any representation or warranty of MEII in this Agreement is, as of the date made, true and correct.

SECTION 5.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligation of each of the LRC and MEII to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by each of LRC or MEII without prejudice to its right to rely on any other condition in their respective favour that the covenants of the other party hereto to be performed on or before the commencement of the Offer pursuant to the provisions of this Agreement shall have been duly performed by such other party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of such other party shall be true and correct as at the commencement of the Offer, with the same effect as if such representations and warranties had been made at, and as of, such time and each of LRC and MEII shall receive a certificate, dated the commencement of the Offer, of a senior officer of LRC or MEII, as the case may be, to such effect.

                                    ARTICLE 6
                                   TERMINATION

SECTION 6.1 RIGHTS OF TERMINATION. (1) If any of the conditions contained in Sections 5.1 shall not be fulfilled or performed on or before June 16, 2000, MEII may terminate this Agreement by notice to LRC, or if any of the conditions contained in Sections 5.2 shall not be fulfilled or performed on or before June 16, 2000, either of LRC or MEII, as applicable, may terminate this Agreement by notice to the other party hereto, and in such event LRC and MEII shall be released from all obligations under this Agreement (with the exception of the obligations contained in Section 7.10), all rights of specific performance by any such party shall terminate and, unless such party can show that the condition or conditions the non-performance of which has caused such party to terminate this Agreement were reasonably capable of being performed by the other party, then the other party shall also be released from all obligations hereunder; provided that such party can show that the other party could reasonably have performed such condition or conditions, then that party shall not be released from its obligations hereunder, and further provided that any of such conditions may be waived in full or in part by any of the parties without prejudice to its rights of termination in the event of the non-fulfillment or non-performance of any other condition.

         (2) TERMINATION BY CONSENT. This Agreement may be terminated, at any time with the mutual consent of all of the parties hereto.

         (3) OUTSIDE DATE. This Agreement shall terminate if the Offer has not been made and the Take-Over Bid Circular has not been mailed by June 16, 2000.

SECTION 6.2 NOTICE OF UNFULFILLED CONDITIONS. If any party shall determine at any time prior to the completion of the Offer that it intends to refuse to consummate any of the transactions contemplated hereby because of any unfulfilled or unperformed condition precedent contained in this Agreement on the part of the other party to be fulfilled or performed, such party shall so notify the other party forthwith upon making such determination in order that any one or more of the other parties shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition precedent within a reasonable period of time, but in any event no later than June 16, 2000.

SECTION 6.3 BREAK-UP FEE. Notwithstanding anything to the contrary contained herein, the board of directors of LRC may withdraw, modify or change any recommendation regarding the Offer if, in the opinion of the board of directors of LRC, acting reasonably, and upon the written advice of counsel, such withdrawal, modification or change is required in the discharge of the fiduciary duties of the board of directors of LRC. Notwithstanding any termination of this Agreement, if the board of directors of LRC withdraws, modifies or changes its recommendation regarding the Offer, other than by mutual agreement of the parties, or as a result of any condition precedent in Section 5.2 not being fulfilled or as a result of a Material Adverse Change in respect of MEII and the MEII Subsidiaries on a consolidated basis, LRC shall forthwith pay MEII a break-up fee of $500,000.

                                    ARTICLE 7
                                     GENERAL

SECTION 7.1 NOTICES. All notices which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be served personally or by telecopy, in each case addressed to the attention of the following persons at:

in the case of MEII:

                  Med-Emerg International Inc.
                  2550 Argentia Road
                  Suite 205
                  Mississauga, Ontario
                  L5N 5R1
                  Attention:  President
                  Telecopy number: (905) 858-1299

                  with a copy to:

                  Blake, Cassels & Graydon LLP
                  Suite 2800
                  199 Bay Street
                  Commerce Court West
                  Toronto, Ontario
                  M5L 1A9
                  Attention: John Tuzyk
                  Telecopy number: (416) 863-2653
in the case of LRC:

                  Laser Rejuvenation Clinics Ltd.
                  4616 Valiant Drive NW
                  Suite 102
                  Calgary, Alberta
                  T3A 0X9
                  Attention: President
                  Telecopy number: (403) 202-4069

                  with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue SW
                  Calgary, Alberta
                  T2P 4K9
                  Attention: Andrew Grasby
                  Telecopy number: (403) 260-3501

in the case of Coren:

                  Howard Coren
                  Suite E101
                  Eau Claire Avenue S.W.
                  Calgary, Alberta
                  T2P 3R8
                  Telecopy number: (403) 202-4069

                  with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue SW
                  Calgary, Alberta
                  T2P 4K9

                  Attention: Andrew Grasby
                  Telecopy number: (403) 260-3501
in the case of Woo:

                  Dr. Tom Woo
                  Suite 401
                  2675 - 36th Street N.E.
                  Calgary, Alberta
                  T1Y 6H0
                  Telecopy number: (403) 202-4069

                  with a copy to:

                  McCarthy Tetrault
                  Suite 3300, 421-7th Avenue SW
                  Calgary, Alberta
                  T2P 4K9
                  Attention: Andrew Grasby
                  Telecopy number: (403) 260-3501

Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. (local time at place of receipt) on such day, with a confirmation of receipt printed from the sender's machine. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided, however, that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made or to have been received only upon actual receipt.

SECTION 7.2 ASSIGNMENT. A party may not assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

SECTION 7.3 BINDING EFFECT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 7.4 WAIVER. Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing and executed by the party granting such waiver or release.

SECTION 7.5 GOVERNING LAW. This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

SECTION 7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Counterparts may executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

SECTION 7.7 ENTIRE AGREEMENT. This Agreement, the Lock-Up Agreement, Non-Competition Agreement and Escrow Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the subject matter hereof.

SECTION 7.8 EXPENSES. All expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense. The provisions of this Section 7.8 shall survive the termination of this Agreement.

SECTION 7.9 TIME OF ESSENCE. Time is of the essence of this Agreement.

SECTION 7.10 CONFIDENTIALITY. The parties to this Agreement agree to hold in confidence all confidential information disclosed to them by the other party or parties or as a result of these negotiations, except for any information that (a) was or is in the public domain, (b) was previously known to the other party, as the case may be, (c) becomes generally available to the public other than through the breach of any obligation of confidentiality by any party hereto, (d) is obtained in good faith from a third party, (e) is independently developed by the other party, or (f) the disclosure of which is required by operation of law. The parties to this Agreement also agree that, without the express written consent of the other parties, they shall not disclose to any third party (other than to their respective advisors, officers, directors and subsidiaries) the confidential information of the other party. The parties to this Agreement further agree that the confidentiality provisions of this Agreement shall apply to its employees and advisors and to advise such employees and advisors of the confidential nature of such information. If the transaction contemplated herein is not consummated, the parties to this Agreement agree that they will not, directly or indirectly, use such confidential information for their own benefit, and the parties shall, upon written request of the other party, return, and shall cause their advisors to return, to the other party all such confidential information in their possession and shall destroy, and shall cause their advisors to destroy, portions of any notes, projections and other internally-created documents to the extent they contain such confidential information.

SECTION 7.11 PRESS RELEASES. MEII and LRC agree that, other than as may be required by applicable law or the requirements of the ASE, CDNX or NASDAQ, all press releases issued in connection with the Offer shall be joint press releases of such companies.

SECTION 7.12 NO THIRD PARTY BENEFICIARIES. Nothing contained herein shall confer any rights or benefits on any third party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.


                                                                  MED-EMERG INTERNATIONAL INC.
                                                           Per:
                                                                  ----------------------------------------------------
                                                                  Authorized Signing Officer
                                                           Per:
                                                                  ----------------------------------------------------
                                                                  Authorized Signing Officer
                                                                  LASER REJUVENATION CLINICS LTD.
                                                           Per:
                                                                  ----------------------------------------------------
                                                                  Authorized Signing Officer
                                                           Per:
                                                                  ----------------------------------------------------
                                                                  Authorized Signing Officer
                                                     )
                                                     )
----------------------------------------------------              ----------------------------------------------------
Witness                                              )            Howard Coren
                                                     )
                                                     )
                                                     )
----------------------------------------------------              ----------------------------------------------------
Witness                                              )            Tom Woo